EXHIBIT 10.8
Execution Copy
Pledge Agreement
     This Pledge Agreement, dated as of May 3, 2011 (as amended, restated, supplemented or modified from time to time, this “Agreement”), is given, made and entered into by Northeast Ohio Natural Gas Corp., an Ohio corporation (“NEO”), Orwell Natural Gas Company, an Ohio corporation (“Orwell”), Brainard Gas Corp., an Ohio corporation (“Brainard”; Brainard, NEO and Orwell are referred to herein, collectively, as the “Fixed Rate Issuers” and, individually, as a “Fixed Rate Issuer”), Great Plains Natural Gas Company, an Ohio corporation, in its capacity as issuer of the hereinafter defined Floating Rate Notes (the “Floating Rate Issuer) and in its capacity as guarantor under the hereinafter defined Fixed Rate Note Purchase Agreement (“Great Plains), Lightning Pipeline Company, Inc., an Ohio corporation (“Lightning”), Spelman Pipeline Holdings, LLC, an Ohio limited liability company (“Spelman”), Kidron Pipeline, LLC, an Ohio limited liability company (“Kidron”), Gas Natural Service Company, LLC, an Ohio limited liability company (“Service Company”), and Gas Natural Inc., an Ohio corporation (the “Parent”; the Parent, the Fixed Rate Issuers, the Floating Rate Issuer, Great Plains, Lightning, Spelman, Kidron and Service Company are referred to herein, collectively, as the “Initial Pledgors”) and any new Subsidiary of any Initial Pledgor, whether now existing or hereafter formed or acquired, which becomes party to this Agreement pursuant to Section 24 hereof (collectively, together with the Initial Pledgors, and in each case with its respective successors and assigns, including debtors-in-possession on behalf thereof, the “Pledgors” and, individually, a “Pledgor”), as the pledgors of the pledged interests described below, and Sun Life Assurance Company of Canada (the “Secured Party”), as the pledgee, in connection with those certain Note Purchase Agreements (as defined below).
     Whereas, pursuant to that certain Note Purchase Agreement dated as of November 1, 2010 by and among the Secured Party, the Fixed Rate Issuers, Great Plains, Lightning and the Parent, as amended by the First Amendment and Joinder to Note Purchase Agreement dated as of May 3, 2011 by and among the Secured Party, the Fixed Rate Issuers, Great Plains, Lightning, Spelman, Kidron, Service Company and the Parent (as so amended, and as from time to time further amended, restated, supplemented or otherwise modified, the “Fixed Rate Note Purchase Agreement”) (i) the Secured Party has agreed to purchase $15,334,000 aggregate principal amount of the Fixed Rate Issuers’ Senior Secured Guaranteed Notes due June 1, 2017 (the “Fixed Rate Notes”) and (ii) Great Plains, Lightning, Spelman, Kidron, Service Company and the Parent have each agreed to jointly and severally guarantee the Guaranteed Obligations (as defined therein).
     Whereas, pursuant to that certain Note Purchase Agreement dated as of November 1, 2010 by and among the Secured Party, the Floating Rate Issuer, Lightning and the Parent, as amended by the First Amendment and Joinder to Note Purchase Agreement dated as of May 3, 2011 by and among the Secured Party, the Floating Rate Issuer, Lightning, Spelman, Kidron, Service Company and the Parent (as so amended, and as from time to time further amended, restated, supplemented or otherwise modified, the “Floating Rate Note Purchase Agreement”; the Floating Rate Note Purchase Agreement and the Fixed Rate Note Purchase Agreement are referred to herein, collectively, as the “Note Purchase Agreements” and, individually, as a “Note

Purchase Agreement”) (i) the Secured Party has agreed to purchase $3,000,000 aggregate principal amount of the Floating Rate Issuer’s Floating Rate Senior Secured Guaranteed Notes due 2013 (the “Floating Rate Notes”; the Floating Rate Notes and the Fixed Rate Notes are referred to herein, collectively, as the “Notes” and, individually, as a “Note”) and (ii) Lightning, Spelman, Kidron, Service Company and the Parent have each agreed to jointly and severally guarantee the Guaranteed Obligations (as defined therein).
     Whereas, in order to induce the Secured Party to enter into the Note Purchase Agreements and other Financing Agreements (as hereinafter defined) and to induce the Secured Party to purchase the Notes, each Pledgor has agreed to secure its obligations to the Secured Party under each Note Purchase Agreement, as applicable, and the other Financing Agreements by pledging the Pledged Collateral (as hereinafter defined) owned by such Pledgor to the Secured Party as more fully described herein.
     Whereas, the Initial Pledgors contemplate that from time to time after the date hereof, additional Subsidiaries may, subject to the terms and conditions of Section 9.8 of each of the Note Purchase Agreements, enter into joinder agreements to the Financing Agreements and the Secured Party desires that such Subsidiaries become subject to this Agreement pursuant to the requirements of Section 24 hereof.
     Now, Therefore, intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Defined Terms. Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Note Purchase Agreements. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in Ohio as amended from time to time (the “UCC”). In addition, the following terms as used herein shall have the following meanings:
     “Equity Interests” means all securities, shares, units, options, warrants, put rights, call rights, similar rights, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).
     “Event of Default” shall mean, individually and collectively, (i) any “Event of Default” as defined in the Fixed Rate Note Purchase Agreement and (ii) any “Event of Default” as defined in the Floating Rate Note Purchase Agreement.

     “Financing Agreements” shall mean, individually and collectively, (i) the “Financing Agreements” as defined in the Fixed Rate Note Purchase Agreement and (ii) the “Financing Agreements” as defined in the Floating Rate Note Purchase Agreement.
     “Fixed Rate Obligations” shall mean the “Obligations” as defined in the Fixed Rate Note Purchase Agreement.
     “Floating Rate Obligations” shall mean the “Obligations” as defined in the Floating Rate Note Purchase Agreement.
     “Governmental Rule” shall mean any law, statute, rule, regulation, permit, license, treaty, ordinance, order, writ, injunction, decree, judgment, guideline, award, standard, directive or decision of any governmental authority, whether in existence on the date hereof or whether issued, enacted or adopted after the date hereof, and any change therein or in the interpretation or application thereof following the date hereof.
     “Marketable Securities” shall mean securities that are traded on any national stock exchange or the OTC Bulletin Board, but shall not include any Equity Interests held by a Pledgor in any Subsidiary or other Affiliate.
     “Obligations” shall mean, individually and collectively, the Fixed Rate Obligations and the Floating Rate Obligations.
     “Other Indebtedness” shall mean and include all now existing and hereafter arising Indebtedness, or other obligations or liabilities, of each Pledgor, whether as a primary obligor, guarantor or otherwise, to the Secured Party, other than that which relates to or arises under or in connection with the Note Purchase Agreements and the other Financing Agreements to which such Pledgor is a party.
     “Pledged Collateral” shall mean and include, with respect to each Pledgor, all of such Pledgor’s present and future right, title and interest in and to the following: (i) as of the date of this Agreement, the Equity Interests described on Schedule A hereto and made a part hereof, the Equity Interests hereafter described in any Pledge Supplement or Addendum, and all investment property, capital stock, shares, securities, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests related to such pledged Equity Interests and the revenue, income, or profits thereof (the “Investments”); (ii) all rights and privileges pertaining to the Investments, including, without limitation, all present and future Investments receivable in respect of or in exchange for any Investments, all rights under shareholder agreements and other similar agreements relating to any Investments, and all rights to subscribe for Investments, whether or not incidental to or arising from ownership of any Investments; (iii) all cash, interest, stock and other dividends or distributions paid or payable on any of the foregoing, and together with whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the UCC; and (iv) all cash and non-cash proceeds (including, without limitation, insurance proceeds) of any of the foregoing property, all products thereof, and all additions and accessions thereto, substitutions therefor and replacements thereof; provided, however, that “Pledged Collateral” does not include any Equity Interests of an Unrestricted Subsidiary.
     “Secured Obligations” shall mean and include all now existing and hereafter arising (a) Fixed Rate Obligations of the Fixed Rate Issuers, Great Plains, Lightning, Spelman, Kidron,

Service Company and the Parent to the Secured Party under the Fixed Rate Note Purchase Agreement and the Fixed Rate Notes, (b) Floating Rate Obligations of the Floating Rate Issuer, Lightning, Spelman, Kidron, Service Company and the Parent to the Secured Party under the Floating Rate Note Purchase Agreement and the Floating Rate Notes, and (c) any other Obligations of the Pledgors to the Secured Party under any of the other Financing Agreements to which any Pledgor is a party, or under any Other Indebtedness, including the following: (i) all obligations, liabilities, and indebtedness, whether for principal, interest, fees, indemnities, expenses or otherwise, of the Pledgors to the Secured Party, now existing or hereafter incurred under either Note Purchase Agreement, any Notes, any of the other Financing Agreements, or any other agreement, undertaking, instrument or document related to Other Indebtedness, as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to any Pledgor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Financing Agreements, or any such other agreement, undertaking, instrument or document, from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Financing Agreements, or any such other agreement, undertaking, instrument or document, or are made in circumstances in which any condition to extension of credit is not satisfied); and (ii) any sums advanced by the Secured Party or which may otherwise become due pursuant to the provisions of either Note Purchase Agreement, this Agreement or any other Financing Agreements to which any Pledgor is a party, or any such other agreement, undertaking, instrument or document, or pursuant to any other document or instrument at any time delivered to the Secured Party in connection therewith, including fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Financing Agreement or any such other agreement, undertaking, instrument or document, or with respect to any default under any of the Secured Obligations. For the avoidance of doubt, the Fixed Rate Issuers’ Pledged Collateral shall at no time secure the Floating Rate Obligations.
     2. Grant of Security Interests. (a) To secure on a first priority perfected basis the payment and performance of all Secured Obligations, in full, each Pledgor hereby grants to the Secured Party a continuing first priority security interest under the UCC in and hereby pledges to the Secured Party, in each case for the benefit of the Secured Party, all of such Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral, whether now or hereafter existing and wherever located.
     (b) Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Secured Party in pledge, all of such Pledgor’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers, instruments or other documents signed in blank by such Pledgor. In the event that any

Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, such Pledgor shall deliver to and deposit with the Secured Party in pledge all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.
     (c) If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Pledged Collateral at any time or from time to time after the date hereof, such Pledged Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 2(a) hereof and, furthermore, the Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Pledged Collateral in accordance with the procedures set forth in Section 2(b) hereof, and will promptly thereafter deliver to the Secured Party a supplement to this Pledge Agreement substantially in the form of Exhibit B hereto (each such supplement, a “Pledge Supplement”) describing such Pledged Collateral and certifying that the same has been duly pledged in favor of the Secured Party hereunder. Notwithstanding the forgoing, solely with respect to any Marketable Securities that are from time to time acquired by a Pledgor in the ordinary course (other than Marketable Securities held by a securities intermediary and subject of a control agreement as provided in Section 3(b) below), so long as no Default or Event of Default is in existence, such Pledgor shall be permitted to deliver any such Marketable Securities, together with all other related deliveries pursuant to this Section 2(b) and (c), on or prior to the last day of the calendar quarter immediately following the date of such Pledgor’s acquisition of any such Marketable Securities.
     3. Further Assurances. (a) Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Secured Party, each Pledgor shall execute and deliver to the Secured Party all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Collateral Documents”) which the Secured Party may reasonably request, in form reasonably satisfactory to the Secured Party, and take such other action that the Secured Party may reasonably request, to perfect and continue perfected and to create and maintain the first priority status of the Secured Party’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Each Pledgor agrees that the Secured Party may record any one or more financing statements under the applicable Uniform Commercial Code with respect to the pledge and security interest herein granted. Each Pledgor hereby irrevocably makes, constitutes and appoints the Secured Party (and any of the Secured Party’s officers or employees or agents designated by the Secured Party) as such Pledgor’s true and lawful attorney with power to sign the name of such Pledgor on all or any of the Collateral Documents which the Secured Party determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Secured Party’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid, in cash, in full. Notwithstanding the foregoing, the Secured Party agrees not to exercise its rights under such power of attorney until an Event of Default has occurred or exists.

     (b) Notwithstanding anything to the contrary set forth in this Section 3 or elsewhere in this Agreement, either Note Purchase Agreement or any other Financing Agreement, if, at any time and from time to time, any Pledged Collateral (including any certificate or instrument representing or evidencing any Pledged Collateral) is maintained by a “securities intermediary’’ (as defined in the UCC) or is otherwise in the possession of a Person other than the Secured Party or a Pledgor (a “Holder”), then the Pledgors shall immediately, at the Secured Party’s option, either cause such Pledged Collateral to be delivered into the Secured Party’s possession, or cause such Holder to enter into a control agreement, in form and substance satisfactory to the Secured Party, and take all other steps deemed necessary by the Secured Party to perfect the security interest of the Secured Party in such Pledged Collateral, all pursuant to Sections 9-106 and 9-313 of the UCC or other applicable law governing the perfection of the Secured Party’s security interest in the Collateral in the possession of such Holder. In the event any such securities intermediary provides any notice of its intention to terminate such control agreement, the Secured Party shall have the right to exercise exclusive control over any Pledged Collateral subject to such control agreement.
     (c) Any and all Pledged Collateral (including dividends, interest, and other cash distributions) at any time received or held by a Pledgor shall be so received or held in trust for the Secured Party, shall be segregated from other funds and property of such Pledgor and shall be forthwith delivered to the Secured Party in the same form as so received or held, with any necessary indorsements; provided that cash dividends or distributions received by such Pledgor, may be retained by such Pledgor (without having to be segregated from other funds and property of such Pledgor) in accordance with Section 19.
     (d) If at any time, and from time to time, any Pledged Collateral consists of an uncertificated security or a security in book entry form, then the applicable Pledgor shall promptly cause such Pledged Collateral to be registered or entered, as the case may be, in the name of the Secured Party, or otherwise cause the Secured Party’s security interest thereon to be perfected in accordance with applicable law. Notwithstanding the forgoing, solely with respect to any Marketable Securities consisting of an uncertificated security or a security in book entry form that are from time to time acquired by a Pledgor in the ordinary course (other than Marketable Securities held by a securities intermediary and subject of a control agreement as provided in Section 3(b) above), so long as no Default or Event of Default is in existence, such Pledgor shall be permitted to cause such Marketable Securities to be so registered or entered (or otherwise perfected in accordance with applicable law) on or prior to the last day of the calendar quarter immediately following the date of such Pledgor’s acquisition of any such Marketable Securities.
     4. Representations and Warranties. Each Pledgor hereby represents and warrants to the Secured Party as follows:
     (a) Such Pledgor has and will continue to have (or, in the case of any after-acquired Pledged Collateral at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have) title to such Pledgor’s Pledged Collateral, free and clear of all liens, charges or encumbrances other than those in favor of the Secured Party and Permitted Encumbrances;

     (b) The Equity Interests constituting such Pledgor’s Pledged Collateral have been duly authorized and validly issued to such Pledgor, are fully paid and nonassessable, and constitute the percentage of all of the issued and outstanding capital stock of each of such Pledgor’s Subsidiaries as set forth on Schedule A attached hereto;
     (c) The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to the lien, charge or encumbrance of no other Person, and all actions necessary to achieve such perfection have been duly taken;
     (d) There are no restrictions upon the voting rights associated with, or upon the transfer of, the Pledged Collateral and such Pledgor has the power and authority and unencumbered right to vote, pledge and grant a security interest in or otherwise transfer its Pledged Collateral free of any liens, charges or encumbrances (except for Permitted Encumbrances) and without obtaining the consent of any other Person;
     (e) Such Pledgor has all necessary power to execute, deliver and perform this Agreement;
     (f) There are no actions, suits, proceedings or investigations pending or to such Pledgor’s best knowledge after due inquiry, threatened against or affecting any Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Governmental Authority, and no Pledgor is in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect any Pledgor’s performance hereunder or any of the Pledged Collateral;
     (g) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of such Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance;
     (h) Neither the execution or delivery by such Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, will violate any material provision of any Governmental Rules or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Governmental Authority to which such Pledgor or any of such Pledgor’s property is subject or any provision of any agreement, understanding or arrangement to which such Pledgor is a party or by which such Pledgor or any of such Pledgor’s property is bound;
     (i) Such Pledgor’s exact legal name is as set forth on the signature page hereto;
     (j) The jurisdiction of organization of such Pledgor is as set forth on Schedule A hereto;

     (k) All rights of such Pledgor in connection with such Pledgor’s ownership of its Subsidiaries are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership and organizational documents of such Subsidiaries, and no shareholder, voting or other similar agreements are applicable to any of the Pledged Collateral or any of such Pledgor’s rights with respect thereto; and the organizational documents of such Subsidiaries contain no restrictions on the rights of shareholders other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each such Subsidiary; and
     (l) The Pledged Collateral does not include Margin Stock and no part of the proceeds from the sale of the Notes under either Note Purchase Agreement, as applicable, will be used, directly or indirectly, for the purpose of purchasing or carrying Margin Stock. “Margin Stock” as used in this clause (l) shall have the meaning ascribed to such term by Regulation U of the Board of Governors of the Federal Reserve System of the United States.
     5. General Covenants. Each Pledgor hereby covenants and agrees as follows:
     (a) Such Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral, such Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Secured Party;
     (b) Such Pledgor shall appear in and defend any action or proceeding of which such Pledgor is aware which could reasonably be expected to affect such Pledgor’s title to, or the Secured Party’s interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the prior written consent of the Secured Party, which shall not be unreasonably withheld or delayed, such Pledgor may settle such actions or proceedings with respect to the Pledged Collateral;
     (c) Such Pledgor shall, and shall cause each other Pledgor to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Secured Party’s security interest hereunder;
     (d) Such Pledgor shall comply with all material Governmental Rules applicable to the Pledged Collateral unless any noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Secured Party’s rights hereunder;
     (e) Such Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any Governmental Authority on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings;
     (f) Such Pledgor shall permit the Secured Party, its officers, employees and agents, on reasonable prior notice prior to the existence of an Event of Default (or in the absence of prior notice following and during the continuation of an Event of Default), to inspect all books and records related to the Pledged Collateral;
     (g) Except as permitted by the Note Purchase Agreements, during the term of this Agreement, such Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of such Pledgor’s Pledged Collateral;
     (h) Such Pledgor will not change its state of principal residence without providing thirty (30) days prior written notice to the Secured Party; and
     (i) Such Pledgor will not change its name without providing thirty (30) days prior written notice to the Secured Party.
     6. Other Rights with Respect to Pledged Collateral. In addition to the other rights with respect to the Pledged Collateral granted to the Secured Party hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Secured Party, at its option and at the expense of the Pledgors, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral, (b) take control of and manage all or any of the Pledged Collateral, (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Secured Party, on deposit or otherwise, belonging to any Pledgor, as the Secured Party in its sole discretion shall determine, and (d) do anything which the Pledgors are required but fail to do hereunder.
     7. Additional Remedies upon Event of Default. Except as otherwise provided in Section 11 hereof upon the Pledged Collateral Release Event (as defined below), upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Secured Party shall have, in addition to all rights and remedies of a secured party under the UCC or other applicable Governmental Rules, and in addition to its rights under Section 6 above and under the other Financing Agreements, the following rights and remedies:
(a) The Secured Party may, after ten (10) days’ advance written notice to the Pledgors sell, assign, give an option or options to purchase or otherwise dispose of the Pledged Collateral or any part thereof at a public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Each Pledgor agrees that ten (10) days’ advance written notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities, shares, capital stock, investment property or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.
     (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Secured Party has made all deductions of expenses, including but not limited to attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party’s rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, as follows:
     (i) first, to the Secured Obligations and to reimburse the Secured Party for out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys’ fees and legal expenses, incurred by the Secured Party in connection with realizing on the Pledged Collateral or collection of any obligation of the Pledgor under any of the Financing Agreements, including advances made subsequent to an Event of Default by the Secured Party for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Pledged Collateral, including without limitation advances for taxes, insurance, and the like, and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale of or other realization on, any of the Pledged Collateral, in such order as the Secured Party may determine in its discretion; and
     (ii) the balance, if any, as required by Governmental Rules.
     8. Lender’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.
     9. [Intentionally Omitted.]
     10. No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Financing Agreements or by Governmental Rules and the Secured Party may enforce any one or more remedies hereunder successively or concurrently at its option. Each Pledgor waives any right to require the Secured Party to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Secured Party’s power.

     11. No Discharge Until Indefeasible Payment of the Secured Obligations; Certain Pledged Collateral Release Event. The pledge, security interests, and other Liens and the obligations of each Pledgor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by the Secured Party or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Pledgors or which would otherwise operate as a discharge of the Pledgors as a matter of law or equity, except that, and notwithstanding anything contained in this Agreement to the contrary, in the event that all principal of, interest on, and make-whole amount, other premium and break charges, if any, with respect to, the Notes and the other Obligations of the Pledgors then due under each of the other Financing Agreements have been performed and satisfied in full (the “Pledged Collateral Release Event"), then the Secured Party shall release its pledge, security interest and other Liens in the Pledged Collateral, and promptly return to the Pledgors any certificates in its possession evidencing such Pledged Collateral. Without limiting the generality of the foregoing, including without limitation, the terms and conditions of the Pledged Collateral Release Event, each Pledgor hereby consents to, and the pledge, security interests, and other Liens given by each Pledgor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:
     (a) Any lack of genuineness, legality, validity, enforceability, or allowability, (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Financing Agreement or any of the Secured Obligations and regardless of any Governmental Rules, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Financing Agreements, or any rights of the Secured Party or any other Person with respect thereto;
     (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Financing Agreements as presently constituted); any change in the time, manner, method, or place of payment or performance of or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Financing Agreements or any amendment, modification or supplement to, or refinancing or refunding’ of, any Financing Agreement or any of the Secured Obligations;
     (c) Any failure to assert any breach of or default under any Financing Agreement or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Financing Agreements, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, or any right or remedy against the Pledgors or any other Person under or in connection with any Financing Agreement or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Pledgor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured

Obligations) or other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;
     (d) Any taking, exchange, amendment modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Secured Party or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Secured Party or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Pledged Collateral). As used in this Agreement, “direct or indirect security” for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;
     (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate, partnership or limited liability company structure or existence, as applicable, of any Pledgor, or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Pledgor or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by the Secured Party, any Pledgor or any other Person in connection with any such proceeding;
     (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Pledgor or any other Person with respect to any Financing Agreement or any of the Secured Obligations; or any discharge by operation of law or release of any Pledgor or any other Person from the performance or observance of any Financing Agreement or any of the Secured Obligations; or
     (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including the Pledgors, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.
     12. [Intentionally Omitted.]
     13. Waivers. Each Pledgor hereby waives any and all defenses which such Pledgor may now or hereinafter have based on principals of suretyship, impairment of collateral, or the like. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable Governmental Rules, each Pledgor hereby further waives each of the following:

     (a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following: any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any Governmental Rules, regulation, or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Financing Agreement or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of any Pledgor or any other Person to comply with any Financing Agreement or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of any Pledgor to any other Person;
     (b) Any right to any marshalling of assets, to the filing of any claim against any Pledgor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against any Pledgor or any other Person of any other right or remedy under or in connection with any Financing Agreement or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Secured Party or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under any Financing Agreement or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Financing Agreement, and any requirement that the Pledgor receive notice of any such acceptance; and
     (c) Any defense or other right arising by reason of any Governmental Rules now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Secured Party (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Secured Party to seek a deficiency against any Pledgor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.
     14. Assignment. All rights of the Secured Party under this Agreement shall inure to the benefit of its successors and assigns and to all other holders of the Notes from time to time. All obligations of the Pledgors shall bind each Pledgor’s successors, assigns, heirs, executors and personal representatives, as the case may be; provided, however, no Pledgor may assign or transfer any of such Pledgor’s rights and obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.
     15. Severability. Any provision of this Agreement (or portion hereof) which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof (or portions thereof).

     16. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Ohio without regard to its conflicts of law principles, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of Ohio.
     17. Notices. All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be given or made as set forth in Section 18 [Notices] of the applicable Note Purchase Agreement.
     18. Specific Performance. Each Pledgor acknowledges and agrees that, in addition to the other rights of the Secured Party hereunder and under the other Financing Agreements, because the Secured Party’s remedies at law for failure of the Pledgors to comply with the provisions hereof relating to the Secured Party’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications the Pledgors are required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which the Pledgors have appointed the Secured Party each Pledgor’s attorney-in-fact, and (v) to enforce the Secured Party’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, each Pledgor agrees that each such provision hereof may be specifically enforced.
     19. Voting Rights in Respect of the Pledged Collateral; Dividends and Distributions. So long as no Event of Default shall occur and be continuing under either Note Purchase Agreement, each Pledgor (i) shall have the right to receive revenue, distributions and dividends paid or payable on the Pledged Collateral and (ii) may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Financing Agreements; provided, however, that no Pledgor will enter into any agreement or undertaking restricting the right or ability of any Pledgor or the Secured Party to sell, assign or transfer any of the Pledged Collateral. Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to exercise the voting and other consensual rights or receive and retain revenue, distributions and dividends that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to this Section 19, shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions in accordance with Sections 6 and 7 hereof, as applicable.
     20. Consent to Jurisdiction. Each Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of the Court of Common Pleas of Lake County, Ohio and of the District Court of the United States for the Northern District of Ohio in any action or proceeding arising out of or relating to this Agreement, and each Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in the Court of Common Pleas of Lake County, Ohio and in the District Court of the United States for the Northern District of Ohio.

Each Pledgor hereby waives to the fullest extent such Pledgor may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided by law.
     21. Waiver of Jury Trial. Except as prohibited by law, each Pledgor hereby waives any right such Pledgor may have to a trial by a jury in respect of any litigation directly or indirectly arising out of, under, or in connection with this Agreement or any other documents or transactions relating thereto.
     22. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by the Pledgors. This Agreement may not be amended or supplemented, and no provision of this Agreement shall be waived, except, in each case, by a writing signed by the Secured Party and the Pledgors.
     23. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or email shall be as effective as delivery of a manually executed counterpart of this Agreement.
     24. Additional Pledgors. Additional Subsidiaries that are required by the terms of Section 9.8 of each of the Note Purchase Agreements, shall execute and deliver to the Secured Party an Addendum in the form of Exhibit A attached hereto and shall, thereafter, become a Pledgor hereunder.
[Remainder of Page Intentionally Blank]

     In Witness Whereof, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INITIAL PLEDGORS: Northeast Ohio Natural Gas Corp.
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Orwell Natural Gas Company
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Brainard Gas Corp.
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Great Plains Natural Gas Company
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Lightning Pipeline Company, Inc.
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Kidron Pipeline, LLC
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Spelman Pipeline Holdings, LLC
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Gas Natural Service Company, LLC
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Gas Natural Inc.
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

This Agreement is hereby accepted and agreed to as of the date thereof.

SECURED PARTY: Sun Life Assurance Company of Canada
By:	/s/ John Chamberlain
	Name:	John Chamberlain
	Title:	Senior Director, Private Fixed Income

By:	/s/ Paul Sinclair
	Name:	Paul Sinclair
	Title:	Managing Director, Head of Private Debt, Private Fixed Income